Exhibit A

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D with respect to common shares of beneficial interest, par value $0.001 per share (the "Shares") of New Mountain Private Credit Fund, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 23, 2024.

NEW MOUNTAIN GP HOLDINGS, L.P.

By:	/s/ Joseph Hartswell
Name:	Joseph Hartswell
Title:	Authorized Signatory

STEVEN B. KLINSKY

By:	/s/ Joseph Hartswell
Joseph Hartswell, Attorney-in-Fact for Steven B. Klinsky

NM HOLDINGS GP, L.L.C.

By:	/s/ Joseph Hartswell
Name:	Joseph Hartswell
Title:	Authorized Signatory

NEW MOUNTAIN FINANCE ADVISERS, L.L.C.

By:	/s/ Joseph Hartswell
Name: Joseph Hartswell
Title:	Authorized Signatory

NEW MOUNTAIN CAPITAL GROUP L.P.

By:	/s/ Joseph Hartswell
Name:	Joseph Hartswell
Title:	Authorized Signatory